EXHIBIT 21.1

SUBSIDIARIES OF DUSKA THERAPEUTICS, INC.

The subsidiaries of Duska Therapeutics, Inc. are listed below.

Name	Jurisdiction of Incorporation	Percentage Ownership
Duska Scientific Co.	Delaware	100%